Exhibit 2.5
ALPHA NATURAL RESOURCES, LLC
406 West Main Street
Abingdon, Virginia 24212
September 23, 2005
Seller Parties Named on the Signature Pages Hereof
c/o David Lester
148 Bristol East Road
Bristol, VA 24201
Ladies and Gentlemen:
     The “Seller Parties” and “Buyer Parties” named on the signature pages of this letter agreement hereby agree, with respect to each of the agreements listed on Exhibit A (collectively, the “Agreements”), in consideration of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, that:
     1. This letter agreement has been executed following the execution of, and effectively amends, each of the Agreements, and for purpose of the Agreements the provisions of this letter agreement shall become an integral part of each of the Agreements as though its terms and provisions were set forth therein in full.
     2. As used in each of the specific references listed on Exhibit B to this letter, “Business” shall mean the entire business of the mining, processing, transportation and sale of coal, domestic trading of coal (including the purchase and resale of coal produced by others), owning and leasing coal reserves and other interests in real property, and all activities related to the foregoing conducted by all of the following entities: Buchanan Energy Company, LLC, Mate Creek Energy of W. Va., Inc., Nicewonder Contracting, Inc., Powers Shop, LLC, Premium Energy, Inc., Twin Star Mining, Inc., Virginia Energy Company and White Flame Energy, Inc. in the State of West Virginia and the Commonwealths of Kentucky and Virginia that is being acquired directly or indirectly by Buyer Parties pursuant to the Agreements.
     3. As used in any other instance in any Agreement, the term “Business” shall have the meaning as set forth in such Agreement.
     4. If any party hereto is required to disclose any of the Agreements pursuant to any state or federal securities law, such disclosure may be accompanied by the disclosure of this letter agreement.

Sincerely,

BUYER PARTIES:

ALPHA NATURAL RESOURCES, INC.

By:	/s/ Vaughn R. Groves
Vaughn R. Groves, Vice President

ALPHA NATURAL RESOURCES, LLC

By:	/s/ Vaughn R. Groves
Vaughn R. Groves, Vice President

PREMIUM ENERGY, LLC

By:	/s/ Vaughn R. Groves
Vaughn R. Groves, Vice President

SELLER PARTIES:

MATE CREEK ENERGY OF W. VA., INC.

By:	/s/ Kenneth Donald “Don” Nicewonder
Name: Kenneth Donald “Don” Nicewonder
Title: Vice President

VIRGINIA ENERGY COMPANY

By:	/s/ Kenneth Donald “Don” Nicewonder
Name: Kenneth Donald “Don” Nicewonder
Title: President

/s/ Paul Chaney
PAUL CHANEY
[Signature Page to Cross-Condition Side Letter]

/s/ David Fletcher
DAVID FLETCHER

/s/ Kim Nicewonder Johnson
KIM NICEWONDER JOHNSON

/s/ David Lester
DAVID LESTER

/s/ E. H. Lester
E. H. LESTER

E. H. LESTER CHARITABLE INCOME TRUST II

By:	/s/ Edsel H. Lester
Name: Edsel H. Lester
Title: Attorney-in-Fact under power of attorney
dated February 4, 1998, for Paige G. Lester, Trustee

/s/ Kenneth Donald “Don” Nicewonder
KENNETH DONALD “DON” NICEWONDER

/s/ J. D. Nicewonder
J. D. NICEWONDER

/s/ John Kevin Nicewonder
JOHN KEVIN NICEWONDER

/s/ Kenneth R. Nicewonder
KENNETH R. NICEWONDER

/s/ F. D. Robertson
F. D. ROBERTSON, individually and as Sellers
Representative under the Buchanan Energy Purchase Agreement
[Signature Page to Cross-Condition Side Letter]

TRI-CITIES INVESTMENTS, a Virginia general partnership

By: Tri-Cities Investments, Inc., its general partner

By:	/s/ David Lester
Name: David Lester
Title: President
[Signature Page to Cross-Condition Side Letter]

PREMIUM ENERGY, INC.

By:	/s/ Kenneth Donald “Don” Nicewonder
Name: Kenneth Donald “Don” Nicewonder
Title: President
[Signature Page to Cross-Condition Side Letter]

Exhibit A
AGREEMENTS
Acquisition Agreement, dated as of September 23, 2005, among Alpha Natural Resources, LLC, Mate Creek Energy of W. Va., Inc., Virginia Energy Company, the unitholders of Powers Shop, LLC, and the shareholders of Nicewonder Contracting, Inc., Twin Star Mining, Inc. and White Flame Energy, Inc. (the “Acquisition Agreement”)
Membership Unit Purchase Agreement, dated as of September 23, 2005, among Premium Energy, LLC and the unitholders of Buchanan Energy Company, LLC (the “Buchanan Energy Purchase Agreement”)
Agreement and Plan of Merger, dated as of September 23, 2005, among Alpha Natural Resources, Inc., Alpha Natural Resources, LLC, Premium Energy, LLC, Premium Energy, Inc. and the shareholders of Premium Energy, Inc. (the “Premium Energy Merger Agreement”)

Exhibit B
MODIFIED REFERENCES TO “BUSINESS”
Acquisition Agreement: Sections 6.8, 7.7, 8.1(t) and 8.2(g)
Buchanan Energy Purchase Agreement: Sections 6.8, 7.7, 8.1(t) and 8.2(g)
Premium Energy Merger Agreement: Sections 6.8, 7.7, 8.1(t) and 8.2(f)